BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

8/28/2019 4:29:40 PM

Work Order Number: W2019082801683
Reference Number: 20190122935
Through Date: 8/28/2019 4:29:40 PM
Corporate Name: ONCBIOMUNE PHARMACEUTICALS, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20190122924	Certificate Pursuant to NRS 78.209	1

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Ashley Pion
Certificate Number: B20190828182192
You may verify this certificate
online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0120782005-6
Barbara K. Cegavske	Filing Number 20190122924
Secretary State Of Nevada	Filed On 8/28/2019 2:57:00 PM
	Number of Pages 1

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: OncBioMune Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): NV20051286375
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: Common stock: 5,000,000,000 shares, $0.0001 par value; Preferred stock: 20,000,000 shares,$0.0001 par value, including1,000,000 Series A Preferred and 7,892,000 Series B Preferred
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: Common stock: 6,666,667 shares, $0.0001 par value; Preferred stock: 26,667 shares, $0.0001 par value including 1,333 Series A Preferred and 10,523 Series B Preferred
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Every 750 shares of common stock and preferred stock shall be reverse split, reconstituted and converted into one (1) share of common stock, or preferred stock, respectively
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares shall be issued; every fraction of a share of common or preferred stock that would otherwise result from this reverse stock split shall be rounded up to the next whole share of common or preferred stock
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 09/09/2019 Time: 12:00 pm (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] Signature of Officer — Chief executive officer, Title — Date 8/28/2019

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.